JIM FISH
4923 S WOODFIELD LANE
SPOKANE WA 99223
(509) 928-3333

To: Board of Directors of Hanover Gold Company, Inc.

This shall serve as notice of my resignation as an officer and director of Hanover Gold Company, Inc. effective the date hereof.

Dated: April 19, 2006

Jim Fish